Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Cooper Companies, Inc. (the “Company”) hereby certifies that:

(i) To his knowledge, the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended January 31, 2005, (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) To his knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2005	/s/ A. Thomas Bender
A. Thomas Bender
Chairman of the Board, President and Chief Executive Officer